EXHIBIT 99.6



                   TERMINATION OF AGREEMENT AND MUTUAL RELEASE



DATE:       The date of this Agreement is October 1, 2002.



PARTIES:    Aquila Merchant Services, Inc.
            909 Fannin, Suite 1850
            Houston, Texas  77010
            Fax No:  (713) 336-7494
            ("Aquila")

            Mallon Oil Company
            999 18th Street, Suite 1700
            Denver, Colorado  80202
            Fax No.  (303) 293-3601
            ("Mallon")



RECITALS:

     A. Aquila, as successor in interest to Aquila Risk Management Corporation, and Mallon are parties to that certain ISDA Master Agreement dated September 9, 1999 (the "Swap Agreement").

     B. Aquila and Mallon are parties to certain underlying transactions to the Swap Agreement including but not limited to the following swap transactions (the "Underlying Transactions"): (a) transactions [with respect to pricing]
outstanding under that certain Trade Ticket Number 500802, Trade Date 09/09/1999, between Aquila Risk Management Corporation and Mallon Oil Company, with respect to a Base Quantity of 99,000 MMBTU/Month from 11/01/2002 through 12/31/2002; a Base Quantity of 83,000 MMBTU/Month from 01/01/2003 through
12/31/2003; and a Base Quantity of 71,000 MMBTU/Month from 01/01/2004 through 12/31/2004; and (b) Transactions [with respect to basis differential]
outstanding under that certain Trade Ticket Number 500985, Trade Date 09/10/1999, between Aquila Risk Management Corporation and Mallon Oil Company, with respect to a Base Quantity of 99,000 MMBTU/Month from 11/01/2002 through 12/31/2002; a Base Quantity of 83,000 MMBTU/Month from 01/01/2003 through
12/31/2003; and a Base Quantity of 71,000 MMBTU/Month from 01/01/2004 through 12/31/2004.

     C. The parties now desire to terminate the Swap Agreement and the Underlying Transactions pursuant to the terms and conditions stated herein.



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AGREEMENT:

         In consideration of the sum of $1,223,727 paid by Mallon to Aquila (the "Cash Consideration") and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Termination of Swap Agreement. Notwithstanding any provision in the Swap Agreement or Underlying Transactions to the contrary, the Swap Agreement and the Underlying Transactions are hereby cancelled and terminated by the parties, and neither party shall have any right or obligation with respect to the Swap Agreement or the Underlying Transactions except as provided herein.

     2. Release of Obligations. Effective from and after the execution of this Agreement, and excepting only such claims, demands, and causes of action which Aquila or Mallon may assert against one another for purposes of enforcing this Agreement, or for purposes of claiming a breach of this Agreement, Aquila and Mallon, for themselves, their successors and assigns, do hereby release and forever discharge each other and the successors and assigns of each other from all liability, known or unknown, contingent or direct, liquidated or unliquidated, for any claims, demands, actions, or suits of any kind which they have had, now have, or may in the future have, against one another arising out of or pursuant to the Swap Agreement and the Underlying Transactions. Each party acknowledges the possibility that the other party may have unknown claims against such party, and that by signing this Agreement, each party expressly waives such claims, if any. The parties further acknowledge that the consideration for this mutual release takes into account the possibility of such future claims.

     3. Representations and Warranties. Each party hereto represents and warrants the following to the other party:

          A. Authority; Execution. The party has all requisite power and authority to execute this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of the party have been duly and validly authorized by all necessary action on the part of such party.

          B. No Conflict. The execution, delivery and performance by the party of this Agreement does not and will not conflict with or violate any provision of its respective Articles of Incorporation, bylaws or other organizational documents or any other material agreement, contract or instrument to which it is a party.

     4. General Covenants.

          A. Voluntary Agreement. The parties have read this Agreement and the mutual release contained herein, and have freely and voluntarily entered into this Agreement. Each party is fully aware of the contents of this Agreement and its legal effects. Each party confirms that it has executed this Agreement free from duress, undue influence, or promise not set forth in this Agreement.


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          B. Further Assurances.  Each party shall take such actions and execute such further documents as may be reasonably requested by the other party to effectuate the purposes of this Agreement, provided, that Aquila shall not be required to incur any expense in connection therewith.

          C. Entire Agreement; Amendments. This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements or understandings with respect to the foregoing matters. This Agreement may be amended only pursuant to a written document executed by both parties hereto.

          D. Counterparts/Facsimile Signatures. This Agreement may be executed in counterparts, all of which together shall be deemed an original Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

          E. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Texas without giving effect to its conflict of laws decisions.

          F. Individual Authorization. The individuals executing this Agreement represent and warrant that they have been authorized to execute this Agreement by the parties on whose behalf they are executing the Agreement, and shall be personally liable to the other parties for any breach of this representation and warranty.

          G. Effective Date. Notwithstanding anything else herein to the contrary, this Agreement shall not become effective unless and until the Cash Consideration has been received by Aquila, and until that certain cash consideration required to be paid by Black Hills Corporation to Aquila Energy Capital Corporation ("AECC") pursuant to that certain Assignment of Credit Agreement, Note, Liens, and Security Documents dated October 1, 2002, among such parties and others has been received by AECC.

                          [signature page is attached]



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Aquila Merchant Services, Inc.             Mallon Oil Company


By:                                        By:
   --------------------------------            --------------------------------
   Name:                                       Name:
        ---------------------------             -------------------------------
   Title:                                      Title:
         --------------------------                  --------------------------


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